EXHIBIT 32.1

CERTIFICATE OF THE PRINCIPAL EXECUTIVE OFFICER
OF DIOMED HOLDINGS, INC. (REGISTRANT)
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      I, James A. Wylie, Jr., Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) that:

      (1) The Annual Report on Form 10-KSB for the year ended December 31, 2003, which this statement accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Annual Report on Form 10-KSB fairly presents, in all material respects, the financial condition and result of operations of the Registrant.


Date:  March 29, 2004                       /s/ JAMES A. WYLIE, JR.
                                            ---------------------------
                                            James A. Wylie, Jr.
                                            Chief Executive Officer
                                            (Principal Executive Officer)